SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: APRIL 14, 2003

YAHOO! INC.
(Exact name of registrant as specified in its charter)

000-28018
(Commission File Number)

DELAWARE	77-0398689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 FIRST AVE. SUNNYVALE, CALIFORNIA 94089
(Address of principal executive offices, with zip code)

(408) 349-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

In April 2002, Yahoo! Inc. adopted a Rule 10b5-1 Trading Program policy that permits certain corporate officers to establish “blind trusts” or prearranged trading plans to govern the sale of a specified number or dollar amount of shares of stock over a predetermined period of time.  Individuals may create these blind trusts when they do not possess material inside information.  Jerry Yang, co-founder and Chief Yahoo!, has established a Rule 10b5-1 compliant plan for the trading of Yahoo! stock.  Under the plan, Mr. Yang transferred three million shares of Yahoo! common stock to a “blind trust,” which has complete discretion to trade the stock within a twelve-month period.  This plan was established in April 2003, during the current trading “window.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YAHOO! INC.

Date: April 18, 2003	By:	/s/ Susan L. Decker
Susan L. Decker
Executive Vice President, Finance and Administration, and Chief Financial Officer